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                                                                    EXHIBIT 10.1



                               SUBLEASE AGREEMENT

                                     BETWEEN

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                                       AND

                             NETDIALOG INCORPORATED
                                 APRIL 12, 1999




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                               SUBLEASE AGREEMENT


     THIS SUBLEASE AGREEMENT (hereinafter referred to as "Sublease"), entered into as of April 12, 1999, is made by and between Security Dynamics Technologies, Inc. (herein called "Sublandlord") and netDialog Incorporated (herein called "Subtenant"), with reference to the following facts:

     A. Pursuant to that certain Lease dated December 19, 1997 (the "Master Lease"), Peninsula Office Park Associates ("Landlord"), as Landlord, leased to Sublandlord, as tenant, certain space (the "Master Lease Premises") in the Building located at 2755 Campus Drive, San Mateo, California 94403 (the "Building").

     B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the third floor of the Building, as more particularly shown on the floor plan attached hereto as EXHIBIT A (hereinafter called the "Subleased Premises").

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

     1. SUBLEASE. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

     2.    TERM.

           2.1 TERM. The term of this Sublease ("Term") shall commence on May 1, 1999 (the "Commencement Date") and end on the date that is 12 months following the Commencement Date (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. In the event that Subtenant is not allowed occupancy of the Subleased Premises as of May 1, 1999, Subtenant shall have the right to terminate the Sublease by providing written notice to Sublandlord by May 4, 1999.

           2.2 RIGHT OF FIRST NEGOTIATION. At any time following the third month of the Term, Sublandlord may give written notice to Subtenant if the balance of the third floor of the Master Lease Premises is available. In the event Sublandlord provides such notice, Subtenant shall have a one time first right to negotiate with Sublandlord to lease such space and extend the term of the Sublease. Any such agreement to lease additional space and extend the term shall remain in the parties sole discretion; provided, however, if the parties agree on such terms to extend and lease such additional space, Subtenant shall not be obligated to pay rent on such additional space until after the 12th month of the Term for the initial Subleased Premises.

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     3.  RENT.

         3.1 RENT PAYMENTS. From and after the Commencement Date, Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises during the Term the following sums on or before the first day of each calendar month:

            PERIOD                                    BASE RENT
            ------                                    ---------
         Months 1-9:                               $35,000 per month
         Months 10-12:                             $40,155.50 per month

If the Term does not end on the last day of a month, the Base Rent and Additional Rent (hereinafter defined) for that partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing. Upon execution of this Sublease, Subtenant shall pay the rent for the first month of the term in the amount of $35,000.

     4.  USE AND OCCUPANCY.

         4.1 USE. The Subleased Premises shall be used and occupied for general office use, and for no other purpose.

         4.2 COMPLIANCE WITH MASTER LEASE.

             (a) Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which will result in a violation of or a default under any of the terms and conditions of the Master Lease, including, without limitation, surrendering possession of the Subleased Premises to Sublandlord no later than the expiration or termination date of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease (to the extent that Subtenant is obligated hereby to perform such matters) or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay the Landlord arising out of a request by Subtenant for additional Building services from Landlord (e.g. charges associated with after-hour HVAC usage and overstandard electrical charges).

             (b) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. Sublandlord shall not be responsible for any failure or interruption, for any reason

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whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord.

     5.  MASTER LEASE AND SUBLEASE TERMS.

         5.1 Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease.

         5.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

         5.3 The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublandlord herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Subtenant herein. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two days, so that in each instance Subtenant shall have two days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of Landlord, or for the exercise by Landlord of any right, remedy or option, are changed for the purposes of incorporation herein by reference by adding fifteen (15) days in each instance, so that in each instance Sublandlord shall have fifteen days more to observe or perform hereunder than Landlord has under the Master Lease. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection and any right of Landlord under the Master Lease to do work in the Master Lease Premises or in the Building and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease.


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         5.4 For the purposes of incorporation herein, the terms of the Master
Lease are subject to the following additional modifications:

             (a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord (subject to the duties assumed hereunder on the part of Sublandlord to obtain or participate in obtaining consent from Landlord).

             (b) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine in its reasonable good faith if such evidence, certificate or other matter or thing shall be satisfactory.

             (c) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

             (d) In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

         5.5 Notwithstanding the terms of Section 5.3 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease: 4, 11.2, 14.3, Exhibit B, Exhibit D and Exhibit E.

         5.6 During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertains to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by or in contravention of this Sublease, in which event the terms of this Sublease document shall control over the Master Lease. Notwithstanding the foregoing, Subtenant's financial responsibilities hereunder shall be determined wholly by the terms and conditions of this Sublease, and Subtenant shall not under any circumstances become liable or responsible for meeting Sublandlord's financial or other obligations under the Master Lease.

     6. TERMINATION OF MASTER LEASE. If for any reason the term of the Master Lease shall terminate prior to the scheduled Expiration Date, this Sublease shall thereupon be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless (i) Subtenant shall not then be in default hereunder beyond any applicable notice and cure period and (ii) such termination shall have been effected because of the breach or default of Sublandlord under the Master Lease or by reason of the voluntary termination or surrender of the Master Lease by Sublandlord.

     7.  INDEMNITY.

         7.1 Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to the landlord under the Master Lease) by reason of (i) any

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accidents, damages or injuries to persons or property occurring in the Subleased
Premises (unless the same shall have been caused by Sublandlord's negligence or wrongful act or the negligence or wrongful act of the landlord under the Master Lease), (ii) any breach or default hereunder on Subtenant's part (provided, that any applicable notice has been given, and any applicable cure period has expired without cure by Subtenant), (iii) any work done after the date hereof in or to the Subleased Premises except if done by Sublandlord or the landlord under the Master Lease, or (iv) any act, omission or negligence on the part of Subtenant and/or its officers, partners, employees, agents, Clients, invitees, or any person claiming through or under Subtenant.

         7.2 Sublandlord shall not be liable for personal injury or property damage to Subtenant, its officers, agents, employees, invitees, guests, Clients, licensees or any other person which takes place in the Sublease Premises, unless such injury or damage is caused by or results from Sublandlord's negligence, willful wrongdoing, or breach of the provisions of this Sublease. Any property of Subtenant kept or stored in the Sublease Premises shall be kept or stored at the sole risk of Subtenant.

     8.  CONSENTS.

         8.1 Under the Master Lease, Sublandlord must obtain the consent of Landlord to any subletting. This Sublease shall not be effective unless, on or before April 22, 1999, Landlord signs and delivers to Sublandlord and Subtenant a consent to this Sublease thereby giving Landlord's consent to this subletting. Sublandlord shall use its best efforts to obtain such consent as soon as possible.

         8.2 In the event that Sublandlord defaults under its obligations to be performed under the Master Lease, Sublandlord agrees to deliver to Subtenant a copy of any such notice of default. Subtenant shall have the right to cure any monetary default of Sublandlord described in any notice of default within ten
(10) days after service of such notice of default on Subtenant. If such default is cured by Subtenant then Sublandlord shall reimburse Subtenant for such amounts, within ten (10) days after notice and demand therefor from Subtenant to Sublandlord, together with interest and a late fee at the interest rate and late fee percentage specified in the Master Lease.

         8.3 In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.

     9. ATTORNEY'S FEES. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     10. SUBTENANT'S WORK.

         10.1 GENERALLY. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises separately demised from the remainder of the Master


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Lease Premises in their "AS IS" condition as the Subleased Premises exists on the date hereof, for purposes of Subtenant's general contractor constructing Subtenant's improvements. Provided, however That Sublandlord, at its sole expense, will (1) secure Subleased Premises with card-key accessed doors and (2) terminate office network drops at patch panels and telco connections at punch down blocks in a room of subtenant choosing. Such delivery shall be no later than ten (10) days after execution hereof and Landlord has provided its consent thereto, shall be for the purpose of allowing Subtenant to install fixtures, and construct tenant improvements (but not operate its business) shall be subject to all of the terms and conditions hereof. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the commencement of the Term hereof, reasonable wear and tear excepted, with the exception that any improvements constructed by Subtenant pursuant to the requisite approvals may remain and need not be removed or restored, unless required under the Master Lease.

         10.2 CODE-REQUIRED WORK. If the performance of the Subtenant Improvements within the Subleased Premises "triggers" a requirement for code-related upgrades to or improvements of the Master Lease Premises or any common areas, Sublandlord and Subtenant agree that Subtenant shall be responsible for the additional cost of such code-required upgrade or improvements.

     11. PARKING. During the Term hereof Subtenant, its agents, servants, employees, Clients, and the agents, servants, and employees of Subtenant's Clients shall be permitted to use 49% of the parking spaces that are attributed to the Master Lease Premises.

     12. SECURITY DEPOSIT. Concurrently with execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord as security for the faithful performance of all of its obligations under this Sublease an unconditional and irrevocable letter of credit ("Letter of Credit") in the amount of $136,500 for the benefit of Sublandlord and any successor in interest of Sublandlord, issued by a financial institution acceptable to Sublandlord, and providing for partial drawings. All costs incurred in obtaining the Letter of Credit shall be borne by Subtenant. Sublandlord shall be entitled to draw upon the Letter of Credit if an event of default shall occur under the Sublease, to the extent of the default. Subtenant shall maintain the Letter of Credit in effect in accordance with the terms of this paragraph until 30 days after the later of (i) the expiration of the term of the Sublease, or (ii) vacation of the Premises by Subtenant. If the stated term of the Letter of Credit would expire prior to such time as Subtenant is no longer required to maintain the Letter of Credit in effect under the Sublease, prior to its stated expiration Subtenant shall renew the Letter of Credit for a period of not less than one year or shall deliver to Sublandlord a new Letter of Credit in accordance with the terms hereof. If Subtenant fails either

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to give Sublandlord satisfactory evidence confirming such renewal of the
Letter of Credit or to deliver a new Letter of Credit to Sublandlord at least 7 days prior to the stated expiration of the Letter of Credit in effect, Sublandlord shall be entitled to draw down the full amount of the Letter of Credit prior to the expiration thereof, and the amount so drawn shall be treated in the manner described in below.

     Any cash proceeds drawn under the Letter of Credit and not applied by Sublandlord as provided in paragraph above plus such additional amount as shall be necessary to restore the amount so held by Sublandlord to the amount of the Letter of Credit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the provisions of the Sublease to be performed or observed by Subtenant (the "deposit"). If Subtenant fails to pay rent or other charges due under the Sublease, or otherwise defaults with respect to any provision of the Sublease, and does not cure default within the applicable cure period, Sublandlord may at its sole option apply or retain all or any portion of the Letter of Credit for the payment of any rent or other charges in default or the payment of any other sum to which Sublandlord may become entitled by Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the deposit (including draws under the Letter of Credit), then within thirty (30) days after demand therefor Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the amount thereof, and Subtenant's failure to do so shall be a material breach of the Sublease. Sublandlord's application or retention of the deposit shall not constitute a waiver of Subtenant's default to the extent that the deposit does not fully compensate Sublandlord for all losses or damages incurred by Sublandlord in connection with such default and shall not prejudice any other rights or remedies available to Sublandlord under the Sublease or by law. Sublandlord shall not be required to keep the deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations under the Sublease, the deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use, to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest under the Sublease) within thirty (30) days after the later of (i) expiration of the term of the Sublease, or (ii) vacation of the Premises by Subtenant. No trust relationship is created herein between Sublandlord and Subtenant with respect to the deposit.

     13. NOTICES: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed (i) if to Sublandlord, at the following addresses:


                                    Security Dynamics Technologies, Inc.
                                    20 Crosby Drive
                                    Bedford, MA  01730
                                    Attn:  Mr. Richard White


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and (ii) if the Subtenant, at the following addresses:

                                    netDialog Incorporated
                                    2755 Campus Drive
                                    San Mateo, CA
                                    Attn:  Mr. Joe Fantuzzi

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

     14. COMPLETE AGREEMENT. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

     15. INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

     16. COUNTERPARTS. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

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     17. SUBLEASING AND ASSIGNMENT. Subtenant shall not sublease, assign, or transfer its interest in this Sublease (a "Transfer") without Sublandlord's consent, which shall not be unreasonably withheld, delayed or conditioned. Sublandlord will use its best efforts to obtain for Subtenant, to the extent required under the Master Lease, the consent of Landlord to any Transfer. Any and all profits resulting from a Transfer, after first deducting Subtenant's reasonable costs, shall be paid to Sublandlord.

     18. CONFERENCE/TRAINING ROOMS. Sublandlord, at no additional charge or cost, shall have the right to the occasional use on a pre-scheduled basis of the large conference room and the large training room located adjacent to the third floor lobby.

     19. SIGNAGE. Subtenant, at its sole cost and expense, will be allowed to have building standard signage on the existing ground floor lobby directory, and will be allowed non-exclusive wall signage in the third floor elevator lobby.

     20. DAMAGE AND DESTRUCTION. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, in the event that the Premises are damaged by a fire or other casualty, and Landlord estimates that such damage will take longer than ninety (90) days from the date of such damage to repair, Subtenant shall have the right to terminate this Sublease by providing written notice of such termination within ten (10) days of receipt of such estimate. In the event Landlord estimates that the repairs shall take less than ninety (90) days, but fails to complete such repairs within 120 days, Subtenant shall have the right to terminate this Sublease by providing written notice of such termination to Sublandlord by such 120th day.

     21. BROKERS. The parties warrant and represent to each other than no party has negotiated or brought about this transaction other than Colliers International and BT Commercial, whose commission shall be paid by Sublandlord. Each of Sublandlord and Subtenant shall defend, indemnify and save harmless the other party from and against any claim which may be asserted against the other party by any person or entity if the claim (a) is made in connection with this transaction and (b) arises out of conversations or dealings between the indemnifying party and any claiming person or entity other than a person or entity employed by the indemnifying party for this transaction, or (c) results from a fraud committed or misrepresentation made by the indemnifying party or any person or entity employed by the indemnifying party. The indemnifying party shall reimburse the other party for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if the indemnifying party fails or refuses to defend as herein required) incurred by the other party in connection with such claims. This Section shall survive the expiration or earlier termination of this Sublease.


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     IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.


SUBLANDLORD:                               SUBTENANT:
------------                               ----------

Security Dynamics Technologies, Inc.       netDialog Incorporated


By:                                        By:
------------------------------------       -------------------------------------

Print Name:                                Print Name:
------------------------------------       -------------------------------------

Title:                                     Title:
------------------------------------       -------------------------------------


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